Exhibit 99.2

For Immediate Release

GULF UNITED ENERGY PROVIDES
UPDATED INVESTOR PRESENTATION

HOUSTON, Texas – May 17, 2011 -- Gulf United Energy (GLFE) (“Gulf United” or “the Company”), an independent energy company with interests in oil and natural gas properties located in Colombia and Peru, is pleased to announce that it has prepared updated slides for use in connection with investor presentations.  The presentation slides have been filed with the Securities and Exchange Commission as Exhibit 99.1 to its Current Report on Form 8-K dated May 17, 2011.

A copy of the Form 8-K can be viewed at SEC’s website at http://sec.gov/edgar/searchedgar/webusers.htm, or a copy may be requested by contacting the Company at (713) 942-6575.

About Gulf United Energy, Inc.

Based in Houston, Texas, Gulf United Energy, Inc. is an independent energy company with interests in oil and natural gas properties located in Peru and Colombia.  The Company’s common stock trades under the symbol “GLFE.” Additional information can be accessed by reviewing the Company’s Registration Statement on Form S-1, its Annual Report on Form 10-K, and other periodic reports filed with the Securities and Exchange Commission.

Safe harbor for Forward-Looking Statements:   The information in this release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company’s expectations of the oil initially in place, drilling schedules and success rates, the reliability of 2D and 3D data, resource information and other performance results. These statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that these reserves are proven recoverable as defined by SEC guidelines or that actual drilling results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.

Contact:

John Connally, Chief Executive Officer at (713) 942-6575

Or

RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400 or via email at info@rjfalkner.com